                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            -----------------------


                                   FORM 8-K/A

                                 Amendment No. 1


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  June 30, 1999


                                GTS DURATEK, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                   0-14292                22-2476180
      (State or Other     (Commission file number)      (IRS Employer
      Jurisdiction of                                 Identification No.)
      Incorporation)



             10100 Old Columbia Road, Columbia, Maryland      21046
              (Address of Principal Executive Offices)      (Zip code)



     Registrant's telephone number, including area code:    (410) 312-5100



         (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

         On June 30, 1999, GTS Duratek, Inc. (the "Company") acquired 100% of the outstanding capital stock of Frank W. Hake Associates, LLC ("Hake") from HakeTenn, Inc., a Delaware corporation and an affiliate of the Hake Group of Philadelphia, Pennsylvania, George T. Hamilton and Richard Wilson ("Sellers") for $12.9 million in cash and the assumption of certain liabilities. Hake is a specialist in the storage, transportation handling and processing of radioactive waste emanating from nuclear power generation plants throughout the United States. Hake also stores and services power generation equipment at its licensed facility in Memphis, Tennessee. The Company generally intends to continue the business of Hake and to use its assets and facilities for essentially the same purposes as they were used prior to the acquisition.

         The Company paid the cash portion of the purchase price out of available cash, principally from its credit facility with its bank. Under this facility, the Company has an acquisition line of credit to finance acquisitions or stock repurchases providing for borrowings up to $20 million. Borrowings under the line of credit bear interest at the LIBOR rate plus 2.25%.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired:

              Balance sheets of Frank W. Hake Associates, LLC as of December 31, 1998 and 1997 and the related statements of operations, members' equity and cash flows for the years then ended.

              Balance sheet of Frank W. Hake Associates, LLC as of June 30, 1999 (unaudited) and the related statements of operations and cash flows for the six months then ended (unaudited).

         (b)  Pro Forma Financial Information:

              (i)   Pro Forma Consolidated Balance Sheet at June 30, 1999.

              (ii) Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 and related notes.

              (iii) Pro Forma Consolidated Statement of Operations for the six
                    months ended June 30, 1999 and related notes.

         (c) Exhibits. The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:

              (1) GTS Duratek, Inc. Press Release dated June 30, 1999,
                  previously filed with the Company's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on July 13, 1999.

              (2) Purchase and Sale Agreement between HakeTenn, Inc., George T.
                  Hamilton and Richard Wilson and GTS Duratek, Inc. dated as of June 30, 1999, previously filed with the Company's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on July 13, 1999.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GTS Duratek, Inc.

                                        /s/ Robert F. Shawver
                                        ---------------------
                                        Robert F. Shawver
                                        Executive Vice President
                                        and Chief Financial Officer


Date: September 10, 1999

                         Frank W. Hake Associates, LLC

                             Financial Statements
                For the Years Ended December 31, 1998 and 1997

                                   Contents

                                                                            Page

Independent Auditors' Report                                                  5

Financial Statements

 Balance Sheets                                                               6
 Statements of Operations                                                     7
 Statements of Members' Equity                                                8
 Statements of Cash Flows                                                     9
 Summary of Accounting Policies                                              10
 Notes to Financial Statements                                               12

                          Independent Auditors' Report



Board of Directors
Frank W. Hake Associates, LLC
Memphis, Tennessee

We have audited the accompanying balance sheets of Frank W. Hake Associates, LLC as of December 31, 1998 and 1997, and the related statements of operations, members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frank W. Hake Associates, LLC at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 9, the members (owners) of the Company sold their ownership in Frank W. Hake Associates, LLC to GTS Duratek, Inc., an unrelated company, on June 30, 1999.


                                        BDO Seidman, LLP


May 21, 1999
Memphis, Tennessee

                          FRANK W. HAKE ASSOCIATES, LLC

                                 Balance Sheets

                           December 31, 1998 and 1997



                                                                  1998             1997
                                                             ---------------   --------------

                                                 Assets

Current assets:
     Cash and cash equivalents                             $         67,510           83,911
     Accounts receivable (note 6)                                 2,901,420        3,628,630
     Prepaid expenses                                               200,023           60,623
     Employee advances                                                9,955            8,441
                                                             ---------------   --------------
                Total current assets                              3,178,908        3,781,605

Property, plant and equipment (notes 1 and 7):
     Buildings and improvements                                   4,243,840        3,892,839
     Furniture and equipment                                      2,451,692        2,171,032
                                                             ---------------   --------------
                                                                  6,695,532        6,063,871

Less accumulated depreciation                                    (3,668,914)      (3,502,227)
                                                             ---------------   --------------

Property, plant and equipment, net                                3,026,618        2,561,644
                                                             ---------------   --------------

Other assets                                                        107,957           89,214
                                                             ---------------   --------------
                Total assets                               $      6,313,483        6,432,463
                                                             ===============   ==============

                                    Liabilities and Members' Equity

Current liabilities
     Accounts payable -- trade                             $      1,529,809        1,185,804
     Advances from affiliates (note 1)                              813,415          193,170
     Billings in excess of costs and estimated earnings
         on uncompleted contracts (note 2)                          607,690          701,905
     Accrued waste disposal                                       1,154,633        1,449,095
     Other accrued expenses                                         209,919          312,136
     Current maturities of long-term debt (note 4)                  210,446          333,594
                                                             ---------------   --------------
                Total current liabilities                         4,525,912        4,175,704

Long-term debt, noncurrent portion (note 4)                         360,223          548,421
                                                             ---------------   --------------
                Total liabilities                                 4,886,135        4,724,125

Commitments and contingencies (notes 5, 6, 8 and 9)

Members' equity (note 9)                                          1,427,348        1,708,338
                                                             ---------------   --------------
                                                           $      6,313,483        6,432,463
                                                             ===============   ==============

See accompanying summary of accounting policies and notes to financial statements.

                          FRANK W. HAKE ASSOCIATES, LLC

                            Statements of Operations

                     Years ended December 31, 1998 and 1997



                                                   1998             1997
                                              ---------------  ----------------

Net revenue (notes 2 and 6)                 $     15,167,899        13,117,619

Direct costs                                      10,603,523         8,511,246
                                              ---------------  ----------------
                Gross profit on sales              4,564,376         4,606,373

Selling, general and administrative expenses       4,654,089         3,809,493
                                              ---------------  ----------------
                Operating income (loss)              (89,713)          796,880

Interest expense, net                               (148,539)         (176,768)

Other income (loss), net (note 3)                    (22,839)              356
                                              ---------------  ----------------
                Net income (loss)           $       (261,091)          620,468
                                              ===============  ================


See accompanying summary of accounting policies and notes to financial statements.

                          FRANK W. HAKE ASSOCIATES, LLC

                          Statements of Members' Equity

                     Years ended December 31, 1998 and 1997


                                                               Retained
                                                               earnings            Total
                                               Paid-in         (accumulated      members'
                                               capital         deficit)           equity
                                            --------------   -------------     --------------
Balances, January 1, 1997                $        503,548        (415,678)            87,870

Net income                                             --         620,468            620,468

Conversion of debt to equity (note 1)           1,000,000              --          1,000,000
                                            --------------   -------------     --------------
Balances, December 31, 1997                     1,503,548         204,790          1,708,338

Net loss                                               --        (261,091)          (261,091)
Distributions to members                               --         (19,899)           (19,899)
                                            --------------   -------------     --------------
Balances, December 31, 1998              $      1,503,548         (76,200)         1,427,348
                                            ==============   =============     ==============

See accompanying summary of accounting policies and notes to financial statements.

                          FRANK W. HAKE ASSOCIATES, LLC

                            Statements of Cash Flows

                        Years ended December 31, 1998 and 1997


                                                                         1998               1997
                                                                      -----------        ----------
Cash flows from operations:
     Net income (loss)                                                 $ (261,091)         620,468
     Depreciation and amortization                                        323,199          378,598
     Loss on disposal of equipment                                         29,082               --
     Change in operating assets and liabilities:
         Accounts receivable                                              727,210         (804,717)
         Prepaid expenses and other assets                               (160,465)          35,952
         Employee advances                                                 (1,514)          17,524
         Accounts payable -- trade                                        344,004         (873,089)
         Billings in excess of costs and estimated earnings
            on uncompleted contracts                                      (94,215)          (3,699)
         Other accrued expenses                                          (396,679)       1,144,066
                                                                       ----------       ----------
                Cash provided by operating activities                     509,531          515,103
                                                                       ----------       ----------
Cash flows from investing activities -- purchase of
     property and equipment                                              (814,932)        (406,455)
                                                                       ----------       ----------
Cash flows from financing activities:
     Advances from affiliates                                             620,245           72,815
     Principal payments on long-term borrowings                          (311,346)        (259,387)
     Distributions to members                                             (19,899)              --
                                                                       ----------       ----------
                Cash provided (used) by financing activities              289,000         (186,572)
                                                                       ----------       ----------
                Net decrease in cash and cash equivalents (note 7)        (16,401)         (77,924)
Cash and cash equivalents, beginning of year                               83,911          161,835
                                                                       ----------       ----------
Cash and cash equivalents, end of year                                 $   67,510           83,911
                                                                       ==========       ==========

See accompanying summary of accounting policies and notes to financial statements.

                         FRANK W. HAKE ASSOCIATES, LLC

                        Summary of Accounting Policies

                    Years ended December 31, 1998 and 1997

Summary of Accounting Policies

      (a)  Business

           Frank W. Hake Associates, LLC (the "Company") is a Delaware corporation operating in Memphis, Tennessee, that treats and disposes of low-level radioactive-contaminated power plant equipment, and also stores new power plant equipment for its customers. The members' agreement establishing the Company as a limited liability company provides for the dissolution of the Company in March 2025, or sooner, as provided for in the agreement.

           The Company's majority member (owner) is Hake Partners, Inc. ("Hake Partners"). Hake Partners is owned by the shareholders of Frank W. Hake, Inc.

           As discussed in Note 9, the members (owners) sold their ownership in the Company to GTS Duratek, Inc., an unrelated company, effective June 30, 1999.

      (b)  Use of Estimates

           The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (c)  Property, Plant, Equipment and Depreciation

           Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using accelerated methods over the following estimated useful lives:

              Buildings and improvements           10 - 39 years
              Furniture and equipment               5 -  7 years

      (d)  Cash and Cash Equivalents

           For statements of cash flows purposes , the Company considers cash on hand and in savings and checking accounts, and certificates of deposit purchased with maturities of 90 days or less, to be cash equivalents.

                         FRANK W. HAKE ASSOCIATES, LLC

                        Summary of Accounting Policies

                    Years ended December 31, 1998 and 1997


      (e)  Radio-Active Material Handling Revenue

           Revenues from the treatment and disposal of low-level radioactive-contaminated power plant equipment are recognized using the percentage-of-completion method. Contract costs include all direct labor costs, waste disposal costs, subcontracted labor and trucking costs, and supplies. Changes in total contract costs are recognized in the period they are determined. No contract losses are anticipated.

      (f)  Taxes on Income

           The Company is treated as a "pass through" for income tax purposes. Accordingly, the Company pays no taxes on income and each member includes their portion of income in their respective tax returns.

                         FRANK W. HAKE ASSOCIATES, LLC

                         Notes to Financial Statements

                          December 31, 1998 and 1997


(1)  Related Party Transactions

     During 1998 and 1997, all of the Company's employees were leased from Frank
     W. Hake, Inc. at cost (including compensation, benefits, payroll related taxes and workers compensation insurance). Subsequent to December 31, 1998, they have been employees of the Company.

     Advances from affiliates consist of amounts payable to Hake Partners, Inc., are non-interest bearing, and are due upon demand.

     Effective December 31, 1997, Hake Partners, Inc. converted $1,000,000 of advances to the Company to an equity interest.


(2)  Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts

     Billings in excess of costs and estimated earnings on uncompleted contracts consist of the following:

                                                            December 31,
                                                --------------------------------
                                                    1998                1997
                                                -------------       ------------
     Costs incurred on uncompleted contracts    $  3,124,726          8,879,668
     Estimated earnings on uncompleted contracts   1,332,488          7,918,817
                                                -------------       ------------
                                                   4,457,214         16,798,485

     Less billings to date                         5,064,904         17,500,390
                                                -------------       ------------
              Billings in excess of costs
              and estimated earnings            $   (607,690)          (701,905)
                                                =============       ============


(3)  Other Income (Loss), Net

     Other income (loss) consists of the following:

                                                            December 31,
                                                --------------------------------
                                                    1998                1997
                                                -------------       ------------
                                                $    (29,082)                --
     Net loss on disposal of equipment                 6,243                356
     Other                                      -------------       ------------
                                                $    (22,839)               356
                                                =============       ============

                         FRANK W. HAKE ASSOCIATES, LLC

                         Notes to Financial Statements

                          December 31, 1998 and 1997

(4)  Long-term Debt

     Long-term debt at December 31, 1998 and 1997 consisted of the following:

                                                        1998           1997
                                                      --------       --------

     Note payable to insurance company, bearing
       interest at 10% per annum, payable in
       monthly principal and interest installments
       of $21,500 through July 1, 2001, secured by
       four warehouses                              $  570,669        746,145

     Note payable to bank, repaid March 1998                --        135,870
                                                    ----------     ----------
                                                       570,669        882,015

     Less current maturities                          (210,446)      (333,594)
                                                    ----------     ----------
     Noncurrent portion                             $  360,223        548,421
                                                    ==========     ==========

     Future maturities of long-term debt at December 31, 1998 were as follows:

     1999                                                          $  210,446
     2000                                                             232,461
     2001                                                             127,762
                                                                   ----------
                                                                   $  570,669
                                                                   ==========

(5)  Leases

     The Company leases certain equipment under noncancellable operating leases which expire at various dates through 2002. In most cases, management expects that in the normal course of business, leases that expire will be renewed or replaced by other leases.

     Future minimum lease payments required under operating leases that have initial or remaining terms in excess of one year were as follows at December 31, 1998:

     1999                                                          $   67,812
     2000                                                              55,297
     2001                                                              27,019
     2002                                                               4,344
                                                                   ----------
                                                                   $  154,472
                                                                   ==========

                                      13                             (Continued)

                         FRANK W. HAKE ASSOCIATES, LLC

                         Notes to Financial Statements

                          December 31, 1998 and 1997

(6)  Major Customers and Other Risks

     Sales to three customers comprised approximately 53% and 52% of the Company's net revenue for the years ended December 31, 1998 and 1997. Accounts receivable from these customers were approximately $1,269,131 and $2,038,000 at December 31, 1998 and 1997, respectively. The Company's principal customers are large corporations located throughout the United States.

     The industry in which the Company operates is highly regulated and subject to a broad range of federal, state and local environmental requirements, including those governing discharges to the air and water, the handling of radioactive wastes and the remediation of contamination associated with releases of radioactive substances.

     The Company is unable to predict what regulatory changes may occur or the impact on the Company of any particular change. However, the Company's operations and financial results could be adversely affected. The Company believes that it is currently in substantial compliance with applicable environmental requirements and does not anticipate the need to make substantial expenditures for environmental control measures. However, if a release of radioactive substances located on the Company's premises occurs, the Company may be held liable and may be required to pay the cost of remedying the condition. The amount of any such liability and removal cost could be material.

(7)  Supplemental Cash Flow Disclosure

     Interest paid by the Company for the years ended December 31, 1998 and 1997 was approximately $88,517 and $113,887, respectively.

     Effective December 31, 1997, Hake Partners, Inc. converted $1,000,000 of advances to the Company to an equity interest, creating a noncash decrease in advances from affiliates.

(8)  Waste Commitment

     The Company has committed to deliver a minimum volume of 200,000 cubic feet of non-mixed, low level radioactive waste material to an outside waste disposal site for burial. The Company has also committed to deliver a minimum of 13,000 pounds of mixed waste lead material for treatment and disposal. Management does not expect these commitments to have a material adverse impact on the Company's results of operations.

(9)  Subsequent Event

     Effective June 30, 1999, the members (owners) sold their ownership in the Company to GTS Duratek, Inc., an unrelated company.

                          FRANK W. HAKE ASSOCIATES, LLC

                                  Balance Sheet

                                  June 30, 1999
                                  (Unaudited)



                                     Assets

Current assets:
     Cash and cash equivalents                                  $     90,000
     Accounts receivable                                           1,887,000
     Prepaid expenses                                                275,000
     Employee advances                                                 9,000
                                                                ------------

                Total current assets                               2,261,000
                                                                ------------
Property, plant and equipment:
     Buildings and improvements                                    4,550,000
     Furniture and equipment                                       2,880,000
                                                                ------------
                                                                   7,430,000

Less accumulated depreciation                                     (3,848,371)
                                                                ------------
Property, plant and equipment, net                                 3,581,629
                                                                ------------
Other assets                                                         100,000
                                                                ------------
                Total assets                                    $  5,942,629
                                                                ============

                         Liabilities and Members' Equity

Current liabilities
     Accounts payable -- trade                                  $  1,506,216
     Advances from affiliates                                        865,000
     Billings in excess of costs and estimated earnings
         on uncompleted contracts                                    314,000
     Accrued waste disposal                                        1,579,000
     Other accrued expenses                                          230,842
     Current maturities of long-term debt                            225,000
                                                                ------------
                Total current liabilities                          4,720,058

Long-term debt, noncurrent portion                                   240,223
                                                                ------------
                Total liabilities                                  4,960,281

Commitments and contingencies

Members' equity                                                      982,348
                                                                ------------
                                                                $  5,942,629
                                                                ============

See accompanying notes to financial statements.

                          FRANK W. HAKE ASSOCIATES, LLC

                             Statement of Operations

                         Six Months Ended June 30, 1999
                                   (Unaudited)



Revenues                                         $       8,400,000
Cost of revenues                                         5,950,000
                                                    ---------------

Gross profit                                             2,450,000

Selling, general and administrative expenses             2,705,000
                                                    ---------------

                Income (loss) from operations             (255,000)

Interest expense, net                                     (190,000)
                                                    ---------------
                Net loss                         $        (445,000)
                                                    ===============


See accompanying notes to financial statements.

                          FRANK W. HAKE ASSOCIATES, LLC

                             Statement of Cash Flows

                         Six Months Ended June 30, 1999
                                   (Unaudited)



Cash flows from operations:
     Net loss                                                                        $       (445,000)
     Depreciation                                                                             179,457
     Change in operating assets and liabilities:
         Accounts receivable                                                                1,014,420
         Other assets                                                                           8,912
         Prepaid expenses                                                                     (74,977)
         Accounts payable -- trade                                                            (23,593)
         Billings in excess of costs and estimated earnings of uncompleted contracts         (293,690)
         Accrued waste disposal                                                               424,367
         Other accrued expenses                                                                20,923
                                                                                        --------------
                Cash provided by operating activities                                         810,819
                                                                                        --------------

Cash flows from investing activities -- purchase of property and equipment                   (734,468)
                                                                                        --------------

Cash flows from financing activities:
     Advances from affiliates                                                                  51,585
     Principal payments of long-term borrowings                                              (105,446)
                                                                                        --------------
                Cash used in financing activities                                             (53,861)
                                                                                        --------------
                Net change in cash and cash equivalents                                        22,490

Cash and cash equivalents, beginning of period                                                 67,510
                                                                                        --------------
Cash and cash equivalents, end of period                                             $         90,000
                                                                                        ==============

See accompanying notes to financial statements.

                         FRANK W. HAKE ASSOCIATES, LLC

                         Notes to Financial Statements

                                 June 30, 1999
                                  (Unaudited)

(1)  Basis of Presentation

     Frank W. Hake Associates, LLC (the Company) is a Delaware corporation operating in Memphis, Tennessee, that treats and disposes of low-level radioactive-contaminated power plant equipment, and also stores new power plant equipment for its customers.

     Effective June 30, 1999, the owners of the Company sold their ownership in the Company to GTS Duratek, Inc.

     Prior to the acquisition, the Company's majority owner was Hake Partners, Inc. Hake Partners, Inc. is owned by the shareholders of Frank W. Hake, Inc.

     The Company's financial statements as of and for the six months ended
     June 30, 1999 are unaudited and do not include all disclosures required under generally accepted accounting principles. Such financial statements reflect all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. The results of the 1999 interim period are not necessarily indicative of results to be expected for the entire year.

                       GTS DURATEK, INC. AND SUBSIDIARIES
                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The pro forma financial information should be read in conjunction with the consolidated financial statements and related notes of GTS Duratek, Inc. and subsidiaries (the "Company"), not included herein, and the financial statements of Frank W. Hake Associates, LLC ("Hake"), included elsewhere herein.

On June 30, 1999, the Company acquired 100% of the outstanding capital stock of Hake from HakeTenn, Inc., a Delaware corporation and an affiliate of the Hake Group of Philadelphia, Pennsylvania, George T. Hamilton and Richard Wilson for $12.9 million in cash and the assumption of certain liabilities, subject to a post-closing adjustment. The Company paid the cash portion of the purchase price out of available cash, principally from its credit facility with its bank. Hake is a specialist in the storage, transportation handling and processing of radioactive waste emanating from nuclear power generation plants throughout the United States. Hake also stores and services power generation equipment at its licensed facility in Memphis, Tennessee.

As the acquisition was effective as of June 30, 1999, the Company's results of operations for the six months ended June 30, 1999 do not include the results of Hake. The Company has accounted for the transaction under the purchase method of accounting. The aggregate purchase price of approximately $17.8 million, which includes liabilities assumed and transaction costs, exceeded the fair value of Hake's tangible assets by approximately $11 million. Such amount has been allocated to intangible assets, principally goodwill, and is being amortized over 30 years.

For purposes of the pro forma consolidated financial statements, the aggregate purchase price for Hake was as follows:

     Cash paid                                                $12,957,682
     Liabilities assumed                                        4,638,281
     Transaction costs                                            199,016
                                                              -----------
                                                              $17,794,979
                                                              ===========

The aggregate purchase price was allocated to acquired assets based upon their estimated fair values as follows:

     Current Assets                                           $ 2,261,682
     Due from Hake -- estimated post closing adjustment           900,000
     Property, plant and equipment                              3,500,000
     Goodwill and other intangible assets                      11,033,297
     Other assets                                                 100,000
                                                              -----------
                                                              $17,794,979
                                                              ===========

Revenues from Hake, on an annualized basis, are expected to be approximately $15 million.

The Company is still in the process of evaluating the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed. The final purchase price allocation will be affected by this and the actual amount of transaction costs. Such amounts could differ materially from the pro forma presentation.

                       GTS DURATEK, INC. AND SUBSIDIARIES
                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Consolidated Balance Sheet

The pro forma consolidated balance sheet as of June 30, 1999 is not presented herein as the acquisition of Hake was included as part of the consolidated balance sheet of GTS Duratek, Inc. and subsidiaries (GTS Duratek) as of June 30, 1999 found in the June 30, 1999 Form 10-Q filed with the Securities and Exchange Commission on August 13, 1999.

Pro Forma Consolidated Statements of Operations

The pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to the Company's acquisition of Hake as if the transaction had occurred on January 1, 1998 and January 1, 1999, respectively. The pro forma consolidated statements of operations may not be indicative of the actual results that would have occurred with Hake under management and control of the Company's personnel.

The pro forma adjustments include the following:

(1) Depreciation and Amortization -- GTS Duratek estimates approximately $2.0 million of the purchase price will be allocated to buildings with a 20 year useful life and $1.5 million will be allocated to equipment with an average useful life of ten years. Depreciation and amortization included in the Hake statement of operations for the year ended December 31,1998 and the six months ended June 30, 1999 was approximately $323,000 and $180,000, respectively. Accordingly, the pro forma consolidated statements of operations reflect an adjustment to depreciation and amortization of $73,000 and $55,000 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

(2) Goodwill amortization -- Assuming the acquisition had taken place on January 1, 1998, amortization of the goodwill resulting for purchase accounting over a 30 year period would have been reflected in the pro forma consolidated statements of operations. Such amounts are estimated to be $350,000 and $175,000 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

(3) Management Fees -- Hake was charged a management fee by its parent of $72,000 and $36,000 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively. Such fee will be eliminated following the acquisition and accordingly has been eliminated in the pro forma consolidated statements of operations. In addition, GTS Duratek believes that it can eliminate at least $1 million of costs on an annual basis as the result of synergies created by its Tennessee operations. These savings are not reflected in pro forma consolidated statements of operations.

                       GTS DURATEK, INC. AND SUBSIDIARIES
                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

(4) Interest expense -- Assuming the acquisition had taken place on January 1, 1998, interest expense would have increased as a result of additional line of credit borrowings for (i) the working capital needs of Hake during the year ended December 31, 1998 and the six months ended June 30, 1999, (ii) the net purchase price of $12,057,682 and (iii) transaction costs of $199,016. Accordingly, the pro forma consolidated statements of operations reflect a charge for additional interest expense of $1,042,000 and $521,000 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively, assuming borrowing under the Company's line of credit at a rate of 8.5%.

(5) Income taxes -- Hake was treated as a "pass through" entity for income tax purposes prior to the acquisition. Accordingly, Hake paid no federal or state income taxes. Following the acquisition, results of Hake will be included in the determination of taxable income for GTS Duratek. Hake incurred net losses of $261,000 and $445,000 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively. Accordingly, the income tax benefit of those losses, appropriately adjusted for permanent differences such as non-deductible goodwill, are reflected in the pro forma consolidated statements of operations. Such amounts were estimated to be $450,000 and $285,000 for the year ended December 31, 1998 and the six months ended June 30, 1999, respectively.

                       GTS DURATEK, INC. AND SUBSIDIARIES

           Pro Forma Consolidated Statement of Operations (Unaudited)

                          Year ended December 31, 1998



                                                                                               Pro forma        Pro forma
                                                            GTS                Hake           adjustments        combined
                                                      -----------------   ---------------  -----------------  ----------------

Revenues                                            $      160,313,077        15,167,899               --         175,480,976
Cost of revenues                                           123,839,031        10,603,523               --         134,442,554
                                                      -----------------   ---------------  ---------------    ----------------
     Gross profit                                           36,474,046         4,564,376               --          41,038,422

                                                                                                  (73,000) (1)
                                                                                                  350,000  (2)
Selling, general and administrative expenses                26,613,548         4,676,928          (72,000) (3)     31,495,476
Change for asset impairment                                  9,223,948                --               --           9,223,948
                                                      -----------------   ---------------  ---------------    ----------------
     Income (loss) from operations                             636,550          (112,552)        (205,000)            318,998

Interest expense, net                                         (544,902)         (148,539)      (1,042,000) (4)     (1,735,441)
                                                      -----------------   ---------------  ---------------    ----------------

     Income (loss) before income taxes (benefit)
         and proportionate share of loss of joint
         venture                                                91,648          (261,091)      (1,247,000)         (1,416,443)

Income taxes (benefit)                                         627,000                --         (450,000) (5)        177,000
                                                      -----------------   ---------------  ---------------    ----------------

     Income (loss) before proportionate share of
         loss of joint ventures                               (535,352)         (261,091)        (797,000)         (1,593,443)

Proportionate share of loss of joint ventures               (1,474,000)               --                           (1,474,000)
                                                      -----------------   ---------------  ---------------    ----------------

     Net loss before cumulative effect
         of change in accounting principle                  (2,009,352)         (261,091)        (797,000)         (3,067,443)

Cumulative effect of change in accounting
     principle                                                (420,000)               --               --            (420,000)
                                                      -----------------   ---------------  ---------------    ----------------

     Net loss and comprehensive loss                        (2,429,352)         (261,091)        (797,000)         (3,487,443)

Preferred stock dividends and charges for
     accretion                                              (1,506,754)               --               --          (1,506,754)
                                                      -----------------   ---------------  ---------------    ----------------

     Net loss attributable to common
         stockholders                               $       (3,936,106)         (261,091)        (797,000)         (4,994,197)
                                                      =================   ===============  ===============    ================

Weighted average shares outstanding:
     Basic                                          $       13,137,000                                             13,137,000
                                                      =================                                       ================
     Diluted                                        $       13,137,000                                             13,137,000
                                                      =================                                       ================

Net loss per share before cumulative effect of change in accounting principle:
         Basic                                      $            (0.27)                                                 (0.35)
                                                      =================                                       ================
         Diluted                                    $            (0.27)                                                 (0.35)
                                                      =================                                       ================

Net loss per share:
     Basic                                          $            (0.30)                                                 (0.38)
                                                      =================                                       ================
     Diluted                                        $            (0.30)                                                 (0.38)
                                                      =================                                       ================

                       GTS DURATEK, INC. AND SUBSIDIARIES

           Pro Forma Consolidated Statement of Operations (Unaudited)

                          Year ended December 31, 1998


(1) To adjust depreciation expense to reflect purchase accounting adjustments.

(2) To adjust goodwill amortization expense to reflect purchase accounting adjustments.

(3) To eliminate management fee charge to Hake by its parent company.

(4) To adjust interest expense to reflect effects of the acquisition on cash resources.

(5) To adjust income taxes to reflect the effect of the income tax benefit from the Hake tax losses.

                       GTS DURATEK, INC. AND SUBSIDIARIES

           Pro Forma Consolidated Statement of Operations (Unaudited)

                         Six months ended June 30, 1999


                                                                                           Pro forma      Pro forma
                                                           GTS              Hake          adjustments      combined
                                                      ---------------   -------------   -------------   ---------------

Revenues                                            $     80,577,671       8,400,000              --        88,977,671
Cost of revenues                                          59,145,744       5,950,000              --        65,095,744
                                                      ---------------   -------------   -------------   ---------------
     Gross profit                                         21,431,927       2,450,000              --        23,881,927

                                                                                             (55,000) (1)
                                                                                             175,000  (2)
Selling, general and administrative expenses              13,243,570       2,705,000         (36,000) (3)   16,032,570
                                                      ---------------   -------------   -------------   ---------------
     Income from operations                                8,188,357        (255,000)        (84,000)        7,849,357

Interest expense, net                                       (583,612)       (190,000)       (521,000) (4)   (1,294,612)
                                                      ---------------   -------------   -------------   ---------------

     Income (loss) before income taxes and
         proportionate share of loss of joint
         venture                                           7,604,745        (445,000)       (605,000)        6,554,745

Income taxes (benefit)                                     2,996,682              --        (285,000)        2,711,682
                                                      ---------------   -------------   -------------   ---------------

     Income (loss) before proportionate
         share of loss of joint venture                    4,608,063        (445,000)       (320,000)        3,843,063

Proportionate share of loss of joint venture                (100,000)             --              --          (100,000)
                                                      ---------------   -------------   -------------   ---------------

     Net income (loss) and comprehensive
         income (loss)                                     4,508,063        (445,000)       (320,000)        3,743,063

Preferred stock dividends and charges for
     accretion                                              (754,655)             --              --          (754,655)
                                                      ---------------   -------------   -------------   ---------------

     Net income (loss) attributable to common
         stockholders                               $      3,753,408        (445,000)       (320,000)        2,988,408
                                                      ===============   =============   =============   ===============

Weighted average shares outstanding:
     Basic                                                13,582,581                                        13,582,581
                                                      ===============                                   ===============
     Diluted                                              20,636,387                                        20,636,387
                                                      ===============                                   ===============

Net income per share:
     Basic                                          $           0.28                                              0.22
                                                      ===============                                   ===============
     Diluted                                        $           0.23                                              0.19
                                                      ===============                                   ===============

                       GTS DURATEK, INC. AND SUBSIDIARIES

           Pro Forma Consolidated Statement of Operations (Unaudited)

                         Six months ended June 30, 1999


(1) To adjust depreciation expense to reflect purchase accounting adjustments.

(2) To adjust goodwill amortization expense to reflect purchase accounting adjustments.

(3) To eliminate management fee charge to Hake by its parent company.

(4) To adjust interest expense to reflect effects of the acquisition on cash resources.

(5) To adjust income taxes to reflect the effect of the income tax benefit from the Hake tax losses.

                                  Exhibit Index

Exhibit              Description

(c)(1)               GTS Duratek, Inc. Press Release dated June 30, 1999*
(c)(2)               Purchase and Sale Agreement between HakeTenn, Inc.,
                     George T. Hamilton and Richard Wilson and GTS Duratek, Inc. dated as of June 30, 1999*

*Previously filed